Exhibit 4.19

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15 OF THE INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER OF THIS NOTE, CEDE & CO., HAS AN INTEREST IN THIS NOTE.

REGISTERED

No.	$

CUSIP

SLM CORPORATION

EdNotesSM

due             , 20

(Floating Rate – Commercial Paper Rate)

Original Issue Date: , 20	Interest Determination Date:

Maturity Date: , 20	Interest Payment Dates: *

Interest Rate Basis: Commercial Paper- Financial	Interest Accrual Period: **

Index Maturity:	Maximum Interest Rate: Maximum permitted by law

Redeemable On and After:	Spread: %

Survivor’s Option: (If yes, the attached Survivor’s Option Rider is incorporated into this Note)	Initial Interest Rate: %

Issue Price (expressed as a percentage aggregate principal amount): %:	Accrual Method: Actual/Actual (Payment Basis)

Original Issue Discount Note:

*               ,             ,             and             of each year, except that the first Interest Payment Date is             , 20            , and the Maturity Date.

**   The period from and including the previous Interest Payment Date (or Original Issue Date, in the case of the first Interest Accrual Period) through the calendar day before the current Interest Payment Date (or Maturity Date, in the case of the last Interest Accrual Period).

SLM CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount shown above, on the Maturity Date shown above, and interest on the principal amount shown above at the rate per annum equal to the Initial Interest Rate shown above on the first Interest Payment Date shown above and thereafter at a rate determined in accordance with the provisions on the reverse of this Note, until the principal of this Note is fully paid or duly made available for payment.

The Company will pay interest on each Interest Payment Date and on the Maturity Date, provided if any Interest Payment Date, other than the Maturity Date, would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed until the next calendar day that is a Business Day. If the Maturity Date is a day that is not a Business Day, principal and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on the Maturity Date, and no interest on such payment will accrue from or after the Maturity Date. “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York are authorized or obligated by law, regulation or executive order to remain closed.

The interest so payable, and punctually paid or duly provided for, on the Interest Payment Dates referred to above, will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, provided that interest payable on the Maturity Date will be paid to the Person to whom the principal of this Note is payable. The “Regular Record Date” for each payment of interest is the first day of the calendar month in which the Interest Payment Date occurs, except that the Regular Record Date for the final Interest Payment Date will be the final Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date will cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the EdNotes Trustee (as defined on the reverse of this Note), notice of which will be given to the Holder of this Note not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Company will pay interest at the applicable interest rate (calculated on each Interest Determination Date) on overdue principal and, to the extent permitted by law, on overdue interest.

Payments of principal and interest will be made at the office or agency of the EdNotes Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt, by check mailed to the address of the Person entitled thereto as such address appears in the Register for this Note, provided that so long as this Note is represented by a Global Security, each payment will be made by wire transfer of immediately available funds, if the Holder has provided the EdNotes Trustee appropriate instructions for such payment.

The principal of this Note and interest due at maturity will be paid upon maturity by wire transfer of immediately available funds against presentation of this Note at the office or agency of the EdNotes Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE OF THIS NOTE, WHICH FURTHER PROVISIONS FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE OF THIS NOTE.

This Note is governed by and will be construed in accordance with the laws of the State of New York.

Unless the certificate of authentication on this Note has been executed by Deutsche Bank Trust Company Americas, the EdNotes Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:             , 20

SLM CORPORATION

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as EdNotes Trustee

By:
Authorized Signature

[Reverse of Note]

SLM CORPORATION

EdNotesSM

due             , 20

(Floating Rate – Commercial Paper Rate)

[REVERSE OF NOTE]

This Note is one of a duly authorized series of notes of the Company issued and to be issued under the Indenture, dated as of October 1, 2000 (the “Base Indenture”), between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as trustee and the Fourth Supplemental Indenture, dated as of January 16, 2003 (the “Supplemental Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “EdNotes Trustee”) for the Medium Term Notes, Series B, also known as “EdNotes” (the “Notes”) (the Base Indenture and the Supplemental Indenture, as each are amended or supplemented from time to time, collectively, the “Indenture”). Reference is made to the Indenture for a statement of the respective rights and limitations of rights thereunder of the Company, the EdNotes Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Note have the meanings ascribed to them in the Indenture. The term “Company”, as used in this Note, includes any successor to the Company under the Indenture.

This Note is designated as a Medium Term Note, Series B due             , 20            . The Interest Accrual Period for each Interest Payment Date begins on each Interest Payment Date and ends on the calendar day before the next Interest Payment Date, provided that the first Interest Accrual Period begins on             , 20            and ends on             , 20            , the calendar day before the first Interest Payment Date. Commencing with the first Interest Determination Date, and thereafter on each succeeding Interest Determination Date, the rate at which interest on this Note is payable will be adjusted. Each such adjusted rate will be applicable to the Interest Accrual Period to which it relates. Unless otherwise set forth in the pricing supplement applicable to a particular issuance of Notes (“Pricing Supplement”), interest will be computed on the basis of a 365 or 366-day year, as the case may be, and the actual number of days elapsed in the applicable Interest Accrual Period. All percentages resulting from any calculations will be carried to five decimal places (that is, to the one hundred-thousandths place), with five one-millionths being rounded upwards, if necessary. In addition, the interest rate on this Note will in no event be higher than the maximum rate, if any, permitted by applicable law.

Subject to applicable law and except as specified in this Note, the rate of interest on this Note for each Interest Accrual Period after the first will be the Commercial Paper Rate for the Index Maturity [plus][minus] the Spread (all as specified on the face of this Note).

The EdNotes Trustee will calculate the interest payable on this Note in accordance with the foregoing and will confirm in writing such calculation to the Company and the EdNotes Paying Agent (if other than the EdNotes Trustee) immediately after each determination. All determinations made by the EdNotes Trustee will be, in the absence of manifest error, conclusive for all purposes and binding on the Company and the Holders of the Notes. At the request of the Holder, the EdNotes Trustee will provide to the Holder the interest rate on this Note then in effect and, if determined, the interest rate which will become effective as of the next Interest Accrual Period. Unless otherwise set forth in the Pricing Supplement, the “calculation agent” will be the Company.

The Commercial Paper Rate for any relevant Interest Determination Date equals the Bond Equivalent Yield (calculated as described below) of the rate on such date for commercial paper having the index maturity specified on the face of this Note, as published in H.15(519) prior to 3:00 p.m., New York City time, on such date under the heading “Commercial Paper — Financial.”

If the Commercial Paper Rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on that Interest Determination Date, then the commercial paper rate will be the Bond Equivalent Yield of the rate on the relevant Interest Determination Date for commercial paper having the Index Maturity specified on the face of this Note, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper — Financial.” H.15 Daily Update is the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publications. The bond equivalent yield will be calculated as follows:

Bond Equivalent Yield =	N X D	X	100
360 - (D X 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

If the Commercial Paper Rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

If this Note is subject to a lock-in period, such lock-in period will be set forth in the applicable pricing supplement.

If no redemption right is set forth on the face of this Note, this Note may not be redeemed at the option of the Company prior to the Maturity Date. If a redemption right is set forth on the face of this Note, this Note may be redeemed at the option of the Company on any Business Day on and after the date, if any, specified on the face of this Note (each, a “Redemption Date”). This Note may be redeemed on any Redemption Date in whole or in part in increments of $1,000 at a redemption price equal to 100% of the principal amount to be redeemed (except if this Note is Original Issue Discount, as described below), together with interest on this Note payable to, but excluding, the applicable Redemption Date, on notice given by the Company to the EdNotes Trustee at least ten (10) days prior to the proposed Redemption Date and to the Holder of this Note at least five (5) days prior to the proposed Redemption Date.

If no repayment right by Survivor’s Option is set forth on the face of this Note, this Note may not be repaid at the option of the Holder prior to the Maturity Date. If a repayment right by Survivor’s Option is set forth on the face of this Note, this Note will be repayable in whole or in part on the terms set forth in the Survivor’s Option Rider attached to this Note.

In the event of redemption or repayment of this Note in part only, a new Note or Notes of like tenor in the aggregate principal amount to and in exchange for the portion of this Note that is not redeemed or repaid will be issued in the name of the Holder of this Note upon its cancellation.

As described on the face of this Note, the entire principal amount of this Note (except if this Note is Original Issue Discount, as described below) will be due and payable on the Maturity Date, which amount includes accrued amortization of original issue discount, if any. If an Event of Default occurs and is continuing, the EdNotes Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of all of the outstanding Notes, by notice to the Company and the EdNotes Trustee, may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

If this Note is specified on the face of this Note to be Original Issue Discount, the amount of principal payable to the Holder of this Note in the event of redemption, repayment upon exercise of Survivor’s Option or acceleration of maturity will be such portion of the principal amount as may be specified, or determined as specified, in the terms of the Notes and in the Pricing Supplement, with the amount of interest payable equal to any unpaid interest accrued on this Note to, but not including, the Redemption Date, date of repurchase upon exercise of Survivor’s Option or date of acceleration of maturity, as applicable.

The Indenture permits, with certain exceptions as provided in the Indenture, the amendment of the Indenture and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the EdNotes Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer of, exchange for or substitution of this Note, whether or not notation of such consent or waiver is made upon this Note. In determining whether the Holders of the requisite principal amount of Notes have given, made or taken any action under the Indenture, the principal amount of any Note that is Original Issue Discount which is deemed to be outstanding will be the amount of the principal of such Note which would be due and payable if the maturity date of such Note had been accelerated to such date.

Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference in this Note to the Indenture and no provision of this Note or the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, prescribed in this Note.

As provided in the Indenture and subject to certain limitations set forth in the Indenture, the transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder of this Note or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations set forth in the Indenture, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the due presentment of this Note for registration of transfer, the Company, the EdNotes Trustee and any agent of the Company or the EdNotes Trustee may treat the Person in whose name this Note is registered as the owner of this Note for all purposes, whether or not this Note is overdue, and neither the Company, the EdNotes Trustee nor any such agent will be affected by notice to the contrary.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN		Custodian
ACT-
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

Assignment

FOR VALUE RECEIVED, the undersigned
hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

(Signature Guarantee)

SURVIVOR’S OPTION RIDER

I.      Exercise of Survivor’s Option. In the event this Note is a Global Security, any Representative (as defined below) who desires to exercise the Survivor’s Option (as defined below) (1) must cause the broker or other entity through whom this Note is held to complete the Election of Repayment-Survivor’s Option form attached to this rider and (2) must otherwise comply with the terms of this rider. In the event this Note is certificated, any Representative who desires to exercise the Survivor’s Option must comply with the terms of this rider.

II.    Grant of Survivor’s Option and General Rules of Construction.

A. If so specified on the face of this Note, the Representative (as defined below) of the beneficial owner of this Note has the option to elect repayment of this Note (or a portion thereof) in the event of the death of the beneficial owner of this Note (the “Survivor’s Option”). The provisions of this Survivor’s Option Rider apply only if the Survivor’s Option is so specified on the face of this Note. The Survivor’s Option may not be exercised during a “Survivor’s Option Blackout Period” that, unless otherwise provided in the Pricing Supplement applicable to this Note, means the period commencing on the issue date of this Note and ending twelve (12) months after such issue date. In the event of the exercise of the Survivor’s Option with respect to this Note in part only, the principal amount of this Note will be reduced. All questions as to the eligibility or validity of any exercise of the Survivor’s Option with respect to this Note will be determined by the Company, in its sole discretion, which determination will be final and binding on all parties.

B. Capitalized terms used and not otherwise defined in this Survivor’s Option Rider have the meanings ascribed to them in this Note and in the Indenture.

C. If there is any inconsistency between the information in this Survivor’s Option Rider and the Company’s Officers’ Certificate establishing the terms of the Company’s Medium Term Notes, Series B, otherwise known as “EdNotes”, dated January 23, 2003 (the “Officers’ Certificate”), the Officers’ Certificate will control.

III. Payments upon Exercise of Survivor’s Option. Pursuant to exercise of the Survivor’s Option, the Company will, subject to the Annual Put Limitation and the Individual Put Limitation described below, at its option, either repay or purchase this Note (or portion thereof) properly tendered to the EdNotes Trustee for repayment by or on behalf of the person (the “Representative”) that has the authority to act on behalf of the deceased owner of the beneficial interest in this Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner). The purchase or repayment price will be equal to 100% of the principal amount of the beneficial interest of the deceased owner in this Note, plus accrued and unpaid interest, if any, to, but not including, the date of such repayment. In the event that this Note is Original Issue Discount, the price will be calculated as described in the terms of this Note and the Pricing Supplement relating to this Note.

IV.   Limits on Survivor’s Option. The Company may, in its sole discretion, limit the aggregate principal amount of the Notes (or portions thereof) as to which exercises of the

Survivor’s Option will be accepted in any calendar year (the “Annual Put Limitation”) to the greater of one percent (1%) of the outstanding aggregate principal amount of the Notes subject to the Survivor’s Option as of December 31 of the most recently completed calendar year, or (ii) $1,000,000 in any calendar year, and may limit to $200,000 the aggregate principal amount of the Notes (or portions thereof) as to which exercise of the Survivor’s Option will be accepted in such calendar year with respect to any individual deceased owner or beneficial interests in the Notes with the Survivor’s Option (the “Individual Put Limitation”). Moreover, the Company will not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than $1,000 or that are not integral multiples of $1,000. In the event the limitations described in the preceding sentence would result in the partial repayment of this Note, the principal amount of this Note remaining outstanding after repayment must be at least $1,000.

V.    Payments and Limited Withdrawal Right.

A. Any Note (or portion thereof) tendered pursuant to exercise of the Survivor’s Option may not be withdrawn unless this Note (or portion thereof) is not accepted on account of the Annual Put Limitation or the Individual Put Limitation.

B. Each Note with the Survivor’s Option (or portion thereof) that is tendered pursuant to a valid exercise of the Survivor’s Option will be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of the Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor’s Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to this Note (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein will be accepted in the order all such Notes (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year.

C. This Note (or any portion hereof) accepted for payment pursuant to exercise of the Survivor’s Option will be repaid on the earlier of the June 15 and December 15 following such acceptance so long as repayment occurs at least twenty (20) calendar days after the date of acceptance. If the date of repayment is not a Business Day, payment will be made on the next succeeding Business Day.

D. In the event that this Note (or any portion hereof) tendered for repayment pursuant to the valid exercise of the Survivor’s Option is not accepted because of the Annual Put Limitation or the Individual Put Limitation, the EdNotes Trustee will deliver a notice by first-class mail to the Representative who tendered such Note for repayment, at the address identified by the Representative in connection with such tender, or in the case of a tender by a Representative that has not made such Representative’s mailing address known to the EdNotes Trustee, to the registered holder of this Note at its last known address as indicated in the register for the Notes, or in the case of Notes represented by Global Securities, to the broker or other entity through which the beneficial interest in this Note is held by the deceased owner, which notice states the reason such Note (or portion thereof) has not been accepted for payment.

E. The Representative may withdraw the tender of this Note (but only with respect to any portion of this Note that was not paid because of the application of the Annual Put Limitation or the Individual Put Limitation) prior to the earlier of (i) the date that is ninety (90) days from the date of receipt by the Representative of notice from the EdNotes Trustee of the foregoing notice of non-acceptance of the tender of this Note (or any portion thereof) or (ii) the regular record date for the next scheduled interest payment date, if any, on this Note.

F. If this Note (or any portion hereof) tendered for repayment is not accepted in any calendar year due to the application of the Annual Put Limitation or the Individual Put Limitation, it will be deemed to be tendered in the following calendar year in the order in which all Notes subject to the Survivor’s Option (or portions thereof) were originally tendered, unless this Note (or portion thereof) is withdrawn by the Representative for the deceased owner.

VI.   Death of Beneficial Owner. The death of a person owning this Note in joint tenancy or tenancy by the entirety with another or others will be deemed the death of the beneficial owner of this Note, and the entire principal amount of this Note so held will be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning this Note by tenancy in common will be deemed the death of a holder of this Note only with respect to the deceased holder’s interest in this Note so held by tenancy in common; except that in the event this Note is held by a husband and wife as tenants in common, the death of either will be deemed the death of the holder of this Note, and the entire principal amount of this Note will be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of this Note will be deemed the death of the beneficial owner thereof for the purpose of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the EdNotes Trustee and the Company. Such beneficial ownership will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfer to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in this Note during his or her lifetime.

VII. Survivor’s Option Involving Global Securities.

A. For so long as this Note is represented by a Global Security, the Depositary or its nominee will be the Holder of this Note. Therefore, the Depositary (either directly or through its participants) or its nominee will be the only entity that can exercise the Survivor’s Option for this Note, and the broker or other entity through which a beneficial interest in this Note is held must give instructions to the Depositary and the EdNotes Trustee.

B. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to this Note, the Representative must provide to the broker or other entity through which the beneficial interest in the Global Security is held by the deceased owner (1) appropriate evidence satisfactory to the Company and the EdNotes Trustee that (a) the Representative has authority to act on behalf of the deceased beneficial owner, (b) the death of such beneficial owner has occurred and (c) the deceased was the owner of a beneficial interest in the Global Security at the time of death, (2) the deceased owner’s social security number or other taxpayer identification number, (3) a written request for repayment signed by the Representative, with such information as the broker or other entity requests, and with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the “NASD”) or a commercial bank or trust company having an office or correspondent in the United States, (4) instructions to such broker or other entity to notify the Depositary of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option, and (5) a detailed description of this Note, including the CUSIP number and issue date.

C. Such broker or other entity must provide to the EdNotes Trustee (1) a written request for repayment signed by that broker or other entity in substantially the form attached as Annex A to this Note, and (2) a certificate or letter satisfactory to the EdNotes Trustee from such broker or other entity stating that it represents the deceased beneficial owner and describing the deceased owner’s beneficial interest in the Global Security. Such broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the Representative.

VIII. Survivor’s Option Involving Certificated Notes. In order for a Survivor’s Option to be validly exercised with respect to this Note (or portion hereof) if it is certificated, the EdNotes Trustee must receive from the Representative of the deceased beneficial owner (i) appropriate evidence satisfactory to the Company and the EdNotes Trustee that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased was the owner of a beneficial interest in this Note at the time of death, (ii) a written request for repayment signed by the Representative, with such information as the broker or other entity requests, and with the signature guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States, (iii) a detailed description of this Note, including CUSIP number and issue date, (iv) the deceased owner’s social security number or other taxpayer identification number, (v) tender of this Note (or portion thereof) to be repaid, (vi) if applicable, a properly executed assignment or endorsement and (vii) if the beneficial interest in this Note is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the EdNotes Trustee from such nominee attesting to the deceased’s ownership of a beneficial interest in this Note.

Annex A

SLM CORPORATION

EdNotesSM

ELECTION OF REPAYMENT — SURVIVOR’S OPTION

CUSIP NUMBER

To: SLM Corporation

The undersigned financial institution (the “Financial Institution”) represents the following:

•                  The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Representative”) of the deceased beneficial owner listed below of             EdNotes (CUSIP No.             ) (the “EdNotes”).

•                  The Financial Institution currently holds such EdNotes as a direct or indirect participant in The Depository Trust Company (the “Depositary”).

The Financial Institution agrees to the following terms:

•                  The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Election of Repayment — Survivor’s Option form (the “Form”).

•                  The Financial Institution shall make all records specified in the Instructions supporting the above representations available to SLM Corporation (the “Company”) for inspection and review within five business days of the Company’s request.

•                  If the Financial Institution or the Company, in either’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Company may deny repayment.

•                  Other than as described in the applicable prospectus supplement for your EdNotes in the limited situation involving tenders of EdNotes that are not accepted during one calendar year as a result of the annual put limitation or individual put limitation, repayment elections may not be withdrawn.

•                  The Financial Institution agrees to indemnify and hold harmless the Company and the EdNotes Trustee against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Representative.

(1)
Name and Social Security Number of Deceased Beneficial Owner

(2)
Date of Death of Deceased Beneficial Owner

(3)
Name of Representative Requesting Repayment

(4)
Name of Financial Institution Requesting Repayment

(5)
Signature of Representative of Financial Institution Requesting Repayment

(6)
Principal Amount of Requested Repayment; Description of EdNotes; CUSIP Number

(7)
Date of Election

(8)	Financial Institution Representative:

	Name:	Mailing Address (no P.O. Boxes):

	Phone Number:	DTC Participant Number:

Fax Number:

TO BE COMPLETED BY THE COMPANY:

(A) Election Number*:

(B) Delivery and Payment Date:

(C) Principal Amount:

(D) Accrued Interest:

(E) Date of Receipt of Form by the Company:

(F) Date of Acknowledgment by the Company:

*

To be assigned by the Company upon receipt of this Form. An acknowledgment, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (8) above.

INSTRUCTIONS FOR COMPLETING ELECTION
OF REPAYMENT UNDER A SURVIVOR’S OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Election of Repayment — Survivor’s Option.

1.     Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Representative, (2) satisfactory evidence of death of the deceased beneficial owner, (3) satisfactory evidence that the deceased beneficial owner beneficially owned, at the time of his or her death, the EdNotes being submitted for repayment, and (4) any necessary tax waivers. For purposes of determining whether the Company will deem EdNotes beneficially owned by an individual at the time of death, the following rules shall apply:

•                  EdNotes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the EdNotes beneficially owned will become eligible for repayment. The death of a person beneficially owning a EdNote by tenancy in common will be deemed the death of a holder of an EdNote only with respect to the deceased holder’s interest in the EdNote so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the EdNote, and the entire principle amount of the EdNote so held will be eligible for repayment.

•                  EdNotes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more EdNotes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the EdNotes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the EdNote, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•                  The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in an EdNote will be deemed the death of the beneficial owner of that EdNote, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the EdNotes Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of an EdNote, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on an EdNote.

2.               Indicate the name and social security number of the deceased beneficial owner on line (1).

3.               Indicate the date of death of the deceased beneficial owner on line (2).

4.               Indicate the name of the Representative requesting repayment on line (3).

5.               Indicate the name of the Financial Institution requesting repayment on line (4).

6.               Affix the authorized signature of the Financial Institution’s representative on line (5).

THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.               Indicate the principal amount, description and CUSIP numbers of the EdNotes to be repaid on line (6).

8.               Indicate the date this Form was completed on line (7).

9.     Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (8).

10.         Leave lines (A), (B), (C), (D), (E) and (F) blank.

11.         Mail or otherwise deliver an original copy of the completed Form to:

Deutsche Bank Trust Company Americas
280 Park Avenue-9E
New York, NY 10017
Attention: Corporate Trust and Agency Services

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM
WILL NOT BE ACCEPTED.

12.   If the acknowledgement of the Company’s receipt of this Form, including the assigned election number, is not received within 10 days of the date such information is sent to the EdNotes trustee, contact Deutsche Bank Trust Company Americas, Shareholder Relations at 1-800-735-7777.